UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 21, 2015, Ronald E. Goldsberry is retiring from the Board of Directors of Unum Group in accordance with the company’s bylaws, which impose a mandatory retirement age of 72.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Unum Group held its 2015 Annual Meeting of Shareholders on May 21, 2015. Matters submitted to shareholders at the meeting and voting results were as follows:

Item 1 – Election of Directors. Shareholders elected the ten director nominees listed below for one-year terms expiring in 2016, based upon the following voting results:

Nominee	For	Against	Abstained	Broker Non-Votes
Cynthia L. Egan	212,104,476	2,638,106	181,815	9,983,654
Pamela H. Godwin	190,520,083	24,222,944	181,370	9,983,654
Timothy F. Keaney	212,092,761	2,645,200	186,436	9,983,654
Thomas Kinser	212,143,849	2,592,349	188,199	9,983,654
Gloria C. Larson	189,145,457	25,596,062	182,878	9,983,654
A. S. MacMillan, Jr.	211,605,168	3,104,967	214,262	9,983,654
Richard P. McKenney	211,002,374	3,718,747	203,276	9,983,654
Edward J. Muhl	211,665,195	3,068,034	191,168	9,983,654
William J. Ryan	210,675,306	4,061,260	187,831	9,983,654
Thomas R. Watjen	209,547,648	5,192,737	184,012	9,983,654

Also continuing as members of the Board of Directors after the meeting were: Theodore H. Bunting, Jr., E. Michael Caulfield, Kevin T. Kabat, and Ronald P. O’Hanley.

Item 2 – Advisory Vote to Approve Executive Compensation. Shareholders approved, on an advisory basis, the compensation of Unum Group’s named executive officers, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
148,894,124	65,705,187	325,086	9,983,654

Item 3 – Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Ernst & Young LLP as Unum Group’s independent registered public accounting firm for 2015, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
220,901,054	3,807,617	199,381	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: May 21, 2015	By:	/s/ Susan N. Roth
		Name:	Susan N. Roth
		Title:	Vice President, Transactions, SEC and Corporate Secretary